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                                                                  Exhibit 10.(f)


                             RREEF Securities Trust

                       Form of Plan Pursuant to Rule 18f-3


         RREEF Securities Trust (the "Trust") may offer different classes of shares of its RREEF RReal Estate Securities Fund (the "Fund") series pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "1940 Act") under the following Plan.

1. Except as set forth below, each class of shares of the Fund will have the same relative rights and privileges, including the right to have distributions calculated in the same manner and at the same time as all other classes, and be subject to the same fees and expenses. Expenses relating to different arrangements for shareholder services or the distribution of shares, or both, shall be allocated to and paid by that class. A class may pay a different share of the other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if such expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. For example, printing, postage and other expenses incurred in connection with any meeting of shareholders of a particular class, and litigation expenses incurred with respect to matters affecting only a particular class shall be allocated to that class. Further, expenses attributable to two or more classes shall be allocated to such classes at the same time. All other expenses of the Fund shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund. Notwithstanding the forgoing, the distributor or advisor of the Fund may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 of the Investment Company Act of 1940, as amended.

    The Trust's Board of Trustees may determine in the future that other allocations of expenses or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except for Institutional Class shares, or as set forth in a prospectus of the Fund, shares may be exchanged only for shares of the same class of another fund in the Scudder fund complex.

2. This Plan for the RREEF RReal Estate Securities Fund encompasses four classes of shares of beneficial interest that may be offered as follows:


   a) RREEF Institutional Class shares are sold at net asset value without a sales charge and are sold subject to the minimum purchase requirements set forth in the relevant prospectuses of the Fund. RREEF Institutional Class shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectuses with respect to RREEF Institutional Class shares.

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   b) Scudder RREEF Class A shares are sold at net asset value with a front-end sales charge and are sold subject to the minimum purchase requirements set forth in the Fund's prospectuses. Investors that purchase Scudder RREEF Class A shares that fall within a class described as set forth in the Fund's prospectuses may be permitted to purchase Scudder RREEF Class A shares at net asset value with no initial sales charge; but if these shares are redeemed within a specified period after their purchase as set forth in the Fund's prospectuses, a contingent deferred sales charge may be imposed. Scudder RREEF Class A shares will be subject to distribution and/or service fees imposed under a Rule 12b-1 plan as set forth in the Fund's prospectuses. Scudder RREEF Class A shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectuses with respect to Scudder RREEF Class A shares.

   c) Scudder RREEF Class B shares are sold at net asset value and are sold subject to the minimum purchase requirements set forth in the Fund's prospectuses. Scudder RREEF Class B shares redeemed within a specified period after their purchase as set forth in the Fund's prospectuses will be subject to a contingent deferred sales charge. Scudder RREEF Class B shares will be subject to distribution and/or service fees imposed under a Rule 12b-1 plan as set forth in the Fund's prospectuses. Scudder RREEF Class B shares will be subject to a shareholder servicing fee under a Service Plan as described in the Fund's prospectuses. Scudder RREEF Class B shares held by an investor will convert automatically to Scudder RREEF Class A shares after the investor has held such Scudder RREEF Class B shares for a period of time, which period shall be specified in the Fund's prospectuses with respect to Scudder RREEF Class B shares. Scudder RREEF Class B shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectuses with respect to Scudder RREEF Class B shares.

   d) Scudder RREEF Class C shares are sold at net asset value and are sold subject to the minimum purchase requirements set forth in the Fund's prospectuses. Scudder RREEF Class C shares redeemed within a specified period after their purchase as set forth in the Fund's prospectuses will be subject to a contingent deferred sales charge. Scudder RREEF Class C shares will be subject to a shareholder servicing fee under a Service Plan as described in the Fund's prospectuses. Scudder RREEF Class C shares will be subject to distribution and/or service fees imposed under a Rule 12b-1 plan as set forth in the Fund's prospectuses. Scudder RREEF Class C shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectuses with respect to Scudder RREEF Class C Shares.

3. Each class will vote separately with respect to any matter as required by applicable law or which separately affect that class. The shares of each class have one vote per share and a pro-rata fractional vote for a fraction of a share.



Effective Date: _________, 2002